EXHIBIT 4.2

                             MULLER DATA CORPORATION
                                395 HUDSON STREET
                         NEW YORK, NEW YORK  10014-3622
                                 (212) 807-3800

                                  June 23, 1999



Ranson & Associates, Inc.
250 North Rock Road, Suite 150
Wichita, Kansas  67206


     Re:          RANSON UNIT INVESTMENT TRUST SERIES 83
             Consisting of: U.S. Treasury Portfolio Series 21
                          GNMA Portfolio Series 12

Gentlemen:

     We have examined the Registration Statement No. 333-80105 for the referenced Trust and acknowledge that Muller Data Corporation is currently acting as the evaluator for the Ranson Unit Investment Trust Series 83. Subsequently, we hereby consent to the reference of Muller Data Corporation as Trust evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,


                                MULLER DATA CORPORATION


                                By:         RON VALINOTI
                                   --------------------------------
                                       Senior Vice President


Acknowledged and Agreed:

RANSON & ASSOCIATES, INC.

By: